Exhibit 99.1

NXT-ID, Inc. Releases Preliminary Results for the Quarter Ended March 31, 2017

MELBOURNE, Florida, May 2, 2017 -NXT-ID, Inc. (NASDAQ:NXTD) ("NXT-ID" or the "Company"), a security technology company, announces selected preliminary results for quarter ended March 31, 2017.

First Quarter Highlights:

•	Revenue for Q1 2017 was approximately $6.6 million compared to $42,302 for the same period in previous year and $4.5 million for Q4 2016.
•	Quarter on quarter revenue growth was approximately 46%.
•	Gross profit for Q1 2017 was approximately $3.5 million compared to a gross loss of $(32,853) in Q1 2016 and a gross profit of $2.0 million for Q4 2016.
•	Quarter on quarter gross profit growth was approximately 75%.
•	Operating expenses were approximately $2.4 million in Q1 2017 compared to $2.3 million in Q1 2016. Operating expenses were $2.6 million in Q4 2016.
•	Operating income for Q1 2017 was approximately $1 million compared to an operating loss of $(2.3) million in Q1 2016. The operating loss in Q4 2016 was $(0.6) million.

"Our first quarter results for 2017 show continued substantial growth following the significant progress we reported in Q4 2016,” said Gino Pereira, Chief Executive Officer of NXT-ID. “LogicMark had a record sales month during the first quarter and we have started to deliver the flye card in significant quantities to World Ventures in anticipation of their product launch. We remain confident that we will continue the improvement in our operating results during the remainder of 2017 and look forward to the forthcoming merger with Fit-Pay, Inc. to further broaden our capabilities and customers.”

Preliminary Results

The results provided in this press release are preliminary and subject to completion of Nxt-ID's financial statements for the quarter ended March 31, 2017 in conjunction with the Company's Form 10-Q filing for the same period, and therefore they are subject to change.

Nxt-ID intends to report final results for the quarter ended March 31, 2017 on or about May 15, 2017, after market close.

About NXT- ID Inc. - Mobile Security for a Mobile World

Nxt-ID, Inc. (NASDAQ: NXTD) is a security technology Company providing security for finance, assets and healthcare. The Company’s innovative MobileBio® solution mitigates risks associated with mobile computing, m-commerce and smart OS-enabled devices. With extensive experience in biometric identity verification, security and privacy, encryption and data protection, payments, miniaturization and sensor technologies, the Company partners with industry leading companies to provide solutions for modern payment and the Internet of Things (“IoT”) applications. The Company’s wholly owned subsidiary, LogicMark, LLC, manufactures and distributes nonmonitored and monitored personal emergency response systems (“PERS”) sold through the United States Department of Veterans Affairs (“VA”), healthcare durable medical equipment dealers and distributors and monitored security dealers and distributors.

http://nxt-id.com/ http://www.logicmark.com

Forward-Looking Statements for NXT-ID: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

NXT-ID Inc. Contact:

Corporate info: info@nxt-id.com

Media:

D. Van Zant
1-800-665-0411
press@nxt-id.com

SOURCE NXT-ID, Inc